*Certified Copy*

**CORPORATE ACCESS NUMBER: 2015615707**

**Government of Alberta ■**

**BUSINESS CORPORATIONS ACT**

# CERTIFICATE

# OF

# CONTINUANCE

**ZODIAC EXPLORATION INC. (FORMERLY: PENINSULA RESOURCES LTD.)**
CONTINUED FROM BRITISH COLUMBIA TO ALBERTA ON 2010/09/28.